LIBERTY MINT, LTD.

Warrant for the Purchase of 2,000,000

Shares of Common Stock

Par Value $0.001

WARRANT AGREEMENT

THE HOLDER OF THIS WARRANT, BY ACCEPTANCE HEREOF, BOTH WITH RESPECT TO THE WARRANT AND COMMON STOCK ISSUABLE UPON EXERCISE OF THE OPTION, AGREES AND ACKNOWLEDGES THAT THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE TRANSFERRED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT OR OTHER COMPLIANCE UNDER THE SECURITIES ACT OR THE LAWS OF THE APPLICABLE STATE OR A "NO ACTION" OR INTERPRETIVE LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER, AND ITS COUNSEL, TO THE EFFECT THAT THE SALE OR TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH STATE STATUTES.

This is to certify that, for value received, G. Clark Wilson (the "Holder") is entitled to purchase from LIBERTY MINT, LTD. (the "Company"), on the terms and conditions hereinafter set forth, all or any part of 1,000,000 shares ("Warrant Shares") of the Company's common stock, par value $0.001 (the "Common Stock"), at the purchase price of $0.055 per share ("Warrant Price"). Upon exercise of this warrant in whole or in part, a certificate for the Warrant Shares so purchased shall be issued and delivered to the Holder. If less than the total warrant is exercised, a new warrant of similar tenor shall be issued for the unexercised portion of the warrants represented by this Agreement.

This warrant is granted subject to the following further terms and conditions:

1. This warrant shall vest and be exercisable immediately, and shall expire at 5:00 p.m. Salt Lake City time on September 13, 2004. In order to exercise this warrant with respect to all or any part of the Warrant Shares for which this warrant is at the time exercisable, Holder (or in the case of exercise after Holder's death, Holder's executor, administrator, heir or legatee, as the case may be) must take the following actions:

(a) Deliver to the Corporate Secretary of the Corporation an executed notice of exercise in substantially the form of attached to this Agreement (the "Exercise Notice") in which there is specified the number of Warrant Shares that are to be purchased under the exercised warrant.

(b) Pay the aggregate Warrant Price for the purchased shares through one or more of the following alternatives:

(i) full payment in cash or by check made payable to the Corporation's order;

(ii) full payment in shares of Common Stock valued at Fair Market Value on the Exercise Date (as such term is defined below);

(iii) full payment through a combination of shares of Common Stock valued at Fair Market Value on the Exercise Date and cash or check payable to the Company's order;

(iv) full payment effected through a broker-dealer sale and remittance procedure pursuant to which Holder shall provide concurrent irrevocable written instructions (i) to a brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Warrant Price payable for the purchased shares and (ii) to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction; or

(v) full payment through conversion of this warrant to purchase Warrant Shares into the number of fully paid and nonassessable Warrant Shares calculated pursuant to the following formula:

X = Y (A-B)

A

where:

X = the number of Warrant Shares to be issued to the Holder;

Y = the number of Warrant Shares for which the conversion right is being exercised;

A = the Fair Market Value per share as of the last business day immediately preceding the date of exercise of such conversion right; and

B = the Warrant Price with respect to such Warrant Shares.

(c) Furnish to the Corporation appropriate documentation that the person or persons exercising the warrant (if other than Holder) have the right to exercise this warrant.

(d) For purposes of this Agreement, the Exercise Date shall be the date on which the executed Exercise Notice shall have been delivered to the Company. Except to the extent the sale and remittance procedure specified above is utilized in connection with the warrant exercise, payment of the Warrant Price for the purchased shares must accompany such Exercise Notice.

(e) For all valuation purposes under this Agreement, the Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i) If the Common Stock is not at the time listed or admitted to trading on any national securities exchange but is traded on the Nasdaq National Market, the Fair Market Value shall be the mean between the highest "bid" and lowest "offered" quotations of a share of Common Stock on such date (or if none, on the most recent date on which there were bid and offered quotations of a share of Common Stock), as reported by the Nasdaq National Market or any successor system.

(ii) If the Common Stock is at the time listed or admitted to trading on any national securities exchange, then the Fair Market Value shall be the closing selling price per share on the date in question on the securities exchange, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the Fair Market Value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

(iii) If the Common Stock is not listed on such date on any national securities exchange nor included in the Nasdaq National Market, but is traded in the over-the-counter market, the highest "bid" quotation of a share of Common Stock on such date (or if none, on the most recent date on which there were bid quotations of a share of Common Stock), as reported on the Nasdaq Smallcap Market or the NASD OTC Bulletin Board, as applicable.

(f) Upon such exercise, the Company shall issue and cause to be delivered with all reasonable dispatch (and in any event within three business days of such exercise) to or upon the written order of the Holder at its address, and in the name of the Holder, a certificate or certificates for the number of full Warrant Shares issuable upon the exercise together with such other property (including cash) and securities as may then be deliverable upon such exercise. Such certificate or certificates shall be deemed to have been issued and the Holder shall be deemed to have become a holder of record of such Warrant Shares as of the Exercise Date.

2. The Holder acknowledges that the shares subject to this warrant have not and will not be registered as of the date of exercise of this warrant under the Securities Act or the securities laws of any state. The Holder acknowledges that this warrant and the shares issuable on exercise of the warrant, when and if issued, are and will be "restricted securities" as defined in Rule 144 promulgated by the Securities and Exchange Commission and must be held indefinitely unless subsequently registered under the Securities Act and any other applicable state registration requirements. Except as provided herein, the Company is under no obligation to register the securities under the Securities Act or under applicable state statutes. In the absence of such a registration or an available exemption from registration, sale of the Warrant Shares may be practicably impossible. The Holder shall confirm to the Company the representations set forth above in connection with the exercise of all or any portion of this warrant. The Company agrees to register or qualify the Warrant Shares, but not this warrant, for resale as follows:

(a) If, at any time during the period in which the rights represented by this Agreement are exercisable, the Company proposes to file a registration statement or notification under the Securities Act for the primary or secondary sale of any debt or equity security, it will give written notice at least 30 days prior to the filing of such registration statement or notification to the Holder of its intention to do so. The Company agrees that, after receiving written notice from the Holder of its desire to include its Warrant Shares in such proposed registration statement or notification, the Company shall afford the Holder the opportunity to have its Warrant Shares included therein. Notwithstanding the provisions of this paragraph 2(b), the Company shall have the right, at any time after it shall have given written notice pursuant to this paragraph (whether or not a written request for inclusion of the Warrant Shares shall be made) to elect not to file any such proposed registration statement or notification or to withdraw the same after the filing but prior to the effective date thereof.

(b) In connection with the filing of a registration statement, notification, or post-effective amendment under this section, the Company covenants and agrees:

(i) to pay all expenses of such registration statement, notification, or post-effective amendment, including, without limitation, printing charges, legal fees and disbursements of counsel for the Company, blue sky expenses, accounting fees and filing fees, but not including legal fees and disbursements of counsel to the Holder and any sales commissions on Warrant Shares offered and sold;

(ii) to take all necessary action which may reasonably be required in qualifying or registering the Warrant Shares included in a registration statement, notification or post-effective amendment for the offer and sale under the securities or blue sky laws of such states as requested by the Holder; provided that the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction; and

(iii) to utilize its best efforts to keep the same effective on a continuous or shelf basis until all registered Warrant Shares of the Holder have been sold.

(c) The Holder shall cooperate with the Company and shall furnish such information as the Company may request in connection with any such registration statement, notification or post-effective amendment hereunder, on which the Company shall be entitled to rely, and the Holder shall indemnify and hold harmless the Company (and all other persons who may be subject to liability under the Securities Act or otherwise) from and against any and all claims, actions, suits, liabilities, losses, damages, and expenses of every nature and character (including, but without limitation, all attorneys' fees and amounts paid in settlement of any claim, action, or suit) which arise or result directly or indirectly from any untrue statement of a material fact furnished by the Holder in connection with such registration or qualification, or from the failure of the Holder to furnish material information in connection with the facts required to be included in such registration statement, notification or post-effective amendment necessary to make the statements therein not misleading.

3. The Company, during the term of this Agreement, will obtain from the appropriate regulatory agencies any requisite authorization in order to issue and sell such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of the Agreement.

4. The number of Warrant Shares purchasable upon the exercise of this warrant and the Warrant Price per share shall be subject to adjustment from time to time subject as follows:

(a) In the event the Company should at any time or from time to time fix a record date for the effectuation of a split, either forward or reverse, or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the number of Warrant Shares purchasable hereunder appropriately increased in proportion to such increase in the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

(b) Whenever there is an adjustment in the number of Warrant Shares purchasable upon the exercise of this warrant pursuant to the provisions of Section 4(a), the Warrant Price shall be adjusted to an amount proportionate to the adjustment in the number of Warrant Shares.

(c) If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4) provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this warrant the number of shares of stock or other securities or property of the Company or otherwise, to which the Holder would have been entitled on such recapitalization assuming this warrant was exercised immediately prior thereto. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the Holder of this warrant after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Warrant Price then in effect and the number of Warrant Shares issuable upon exercise) shall be applicable after that event as nearly equivalent as may be practicable.

(d) If at any time or from time to time the Company shall consolidate with or merge into another corporation or shall sell, lease, or convey to another corporation the assets of the Company as an entity or substantially as an entity (any one or more of such transactions being a "Corporate Transaction") provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this warrant the number of shares of stock or other securities or property of the Company or otherwise, to which the Holder would have been entitled to receive in such Corporate Transaction assuming this warrant was exercised immediately prior thereto. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the Holder of this warrant after the Corporate Transaction to the end that the provisions of this Section 4 (including adjustment of the Warrant Price then in effect and the number of Warrant Shares issuable upon exercise) shall be applicable after that event as nearly equivalent as may be practicable.

5. The Company covenants and agrees that all Warrant Shares which may be delivered upon the exercise of this warrant will, upon delivery, be free from all taxes, liens, and charges with respect to the purchase thereof; provided, that the Company shall have no obligation with respect to any income tax liability of the Holder.

6. The Company agrees at all times to reserve or hold available a sufficient number of shares of Common Stock to cover the number of Warrant Shares issuable upon the exercise of this and all other warrants of like tenor then outstanding.

7. This warrant shall not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company, or to any other rights whatsoever, except the rights herein expressed, and no dividends shall be payable or accrue in respect of this warrant or the interest represented hereby or the Warrant Shares purchasable hereunder until or unless, and except to the extent that, this warrant shall be exercised.

8. The Company may deem and treat the registered owner of this warrant as the absolute owner hereof for all purposes and shall not be affected by any notice to the contrary.

9. In the event that any provision of this Agreement is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability shall not be construed as rendering any other provisions contained herein invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid or unenforceable provision were not contained herein.

10. This Agreement shall be governed by and construed in accordance with the internal laws of the state of Utah, without regard to the principles of conflicts of law thereof.

11. This Agreement shall be binding on and inure to the benefit of the Company and the person to whom a warrant is granted hereunder, and such person's heirs, executors, administrators, legatees, personal representatives, assignees, and transferees.

IN WITNESS WHEREOF, the Company has caused this warrant to be executed by the signature of its duly authorized officer, effective this ____ day of September 2001.

LIBERTY MINT, LTD.

By__________________________________

Dan Southwick, President

The undersigned Holder hereby acknowledges receipt of a copy of the foregoing warrant and acknowledges and agrees to the terms and conditions set forth in the warrant.

By:__________________________________

G. Clark Wilson

Exercise Notice

(to be signed only upon exercise of Warrant)

TO: Liberty Mint, Ltd.

The Holder of the attached warrant hereby irrevocable elects to exercise the purchase rights represented by the warrant for, and to purchase thereunder, ________________________________ shares of common stock of Liberty Mint, Ltd. and herewith makes payment therefor, and requests that the certificate(s) for such shares be delivered to the Holder at:

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

If purchase is to be effected by conversion of the warrant to Common Stock, the Holder hereby converts warrant rights with respect to __________________________________ Warrant Shares represented by the warrant.

If acquired without registration under the Securities Act of 1933, as amended ("Securities Act"), the Holder represents that the Common Stock is being acquired without a view to, or for, resale in connection with any distribution thereof without registration or other compliance under the Securities Act and applicable state statutes, and that the Holder has no direct or indirect participation in any such undertaking or in the underwriting of such an undertaking. The Holder understands that the Common Stock has not been registered, but is being acquired by reason of a specific exemption under the Securities Act as well as under certain state statutes for transactions by an issuer not involving any public offering and that any disposition of the Common Stock may, under certain circumstances, be inconsistent with these exemptions. The Holder acknowledges that the Common Stock must be held and may not be sold, transferred, or otherwise disposed of for value unless subsequently registered under the Securities Act or an exemption from such registration is available. The Company is under no obligation to register the Common Stock under the Securities Act, except as provided in the Agreement for the warrant. The certificates representing the Common Stock will bear a legend restricting transfer, except in compliance with applicable federal and state securities statutes.

The Holder agrees and acknowledges that this purported exercise of the warrant is conditioned on, and subject to, any compliance with requirements of applicable federal and state securities laws deemed necessary by the Company.

DATED this ________ day of ________________________________, __________.

_______________________________________

Signature